Report of Ernst & Young LLP, Independent
Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of DWS Variable Series II

In planning and performing our audits of the financial statements of DWS Variable Series
II (formerly Scudder Variable Series II), comprising the Funds identified in Appendix
A, as of and for the year ended December 31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on the effectiveness of DWS Variable
Series II's internal control over financial reporting. Accordingly, we express no such opinion.

The management of DWS Variable Series II is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of DWS Variable Series
II's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2005.

This report is intended solely for the
information and use of management and the Board of Trustees of DWS Variable Series II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



	/s/ Ernst & Young LLP

Boston, MA
February 16, 2006



Appendix A

DWS Variable Series II (formerly Scudder Variable
Series II):

  1.  DWS Balanced VIP (formerly Scudder Total
Return Portfolio)
  2.  DWS Blue Chip VIP (formerly Scudder Blue Chip
Portfolio)
  3.  DWS Conservative Allocation VIP (formerly
Scudder Income & Growth Strategy Portfolio)
  4.  DWS Core Fixed Income VIP (formerly Scudder
Fixed Income Portfolio)
  5.  DWS Davis Venture Value VIP (formerly SVS
Davis Venture Value Portfolio)
  6.  DWS Dreman Financial Services VIP (formerly
SVS Dreman Financial Services Portfolio)
  7.  DWS Dreman High Return Equity VIP (formerly
SVS Dreman High Return Equity Portfolio)
  8.  DWS Dreman Small Cap Value VIP (formerly
SVS Dreman Small Cap Value Portfolio)
  9.  DWS Global Thematic VIP (formerly Scudder
Global Blue Chip Portfolio)
10.  DWS Government & Agency Securities VIP
(formerly Scudder Government & Agency Securities
       Portfolio)
11.  DWS Growth Allocation VIP (formerly Scudder
Growth Strategy Portfolio)
12.  DWS High Income VIP (formerly Scudder High
Income Portfolio)
13.  DWS Income Allocation VIP (formerly Scudder
Conservative Income Strategy Portfolio)
14.  DWS International Select Equity VIP (formerly
Scudder International Select Equity Portfolio)
15.  DWS Janus Growth & Income VIP (formerly SVS
Janus Growth and Income Portfolio)
16.  DWS Janus Growth Opportunities (SVS Janus
Growth Opportunities Portfolio)
17.  DWS Large Cap Value VIP (formerly Scudder
Large Cap Value Portfolio)
18.  DWS Mercury Large Cap Core VIP (formerly
Scudder Mercury Large Cap Core Portfolio)
19.  DWS MFS Strategic Value VIP (formerly SVS
MFS Strategic Value Portfolio)
20.  DWS Mid Cap Growth VIP (formerly Scudder Mid
Cap Growth Portfolio and formerly Scudder
Aggressive Growth Portfolio)
21.  DWS Moderate Allocation VIP (formerly Scudder
Growth & Income Strategy Portfolio)
22.  DWS Money Market VIP (formerly Scudder
Money Market Portfolio)
23.  DWS Oak Strategic Equity VIP (formerly SVS
Oak Strategic Equity Portfolio)
24.  DWS Salomon Aggressive Growth VIP (formerly
Scudder Salomon Aggressive Growth Portfolio and formerly SVS INVESCO Dynamic Growth
Portfolio)
25.  DWS Small Cap Growth VIP (formerly Scudder
Small Cap Growth Portfolio)
26.  DWS Strategic Income VIP (formerly Scudder
Strategic Income Portfolio)
27.  DWS Technology VIP (formerly Scudder
Technology Growth Portfolio)
28.  DWS Templeton Foreign Value VIP (formerly
Scudder Templeton Foreign Value Portfolio)
29.  DWS Turner Mid Cap Growth VIP (formerly SVS
Turner Mid Cap Growth Portfolio)